Exhibit 99.1

News Release
International Paper Reports Second Quarter 2024 Results

MEMPHIS, Tenn. – July 24, 2024 – International Paper (NYSE: IP) today reported second quarter 2024 financial results.

SECOND QUARTER 2024 HIGHLIGHTS

•Second quarter net earnings of $498 million ($1.41 per diluted share); includes a tax benefit of $338 million ($0.96 per diluted share) related to internal legal entity restructuring
•Second quarter adjusted operating earnings (non-GAAP) of $193 million ($0.55 per diluted share)
•Second quarter cash provided by operations of $365 million and returned $160 million to shareholders in dividends

"Reflecting on my first 90 days, I am confident in our teams' ability to unlock substantial value at IP," said Andy Silvernail, Chief Executive Officer. "While our second quarter financial results increased sequentially on better price and seasonally higher volumes, we expect near-term performance to be challenged. In order to accelerate improvement, we are deploying an 80/20 business process. We will make the changes needed to focus our portfolio, become excellent with our customers and optimize our cost to deliver profitable growth. In North America, our investments will center on providing customers with the most reliable and innovative packaging solutions. We also look forward to the combination with DS Smith and together creating significant value for our shareholders."
Diluted Net EPS and Adjusted Operating EPS

	Second Quarter 2024	First Quarter 2024	Second Quarter 2023
Net Earnings (Loss) Per Share	$1.41	$0.16	$0.68
Less – Discontinued Operations (Gain) Loss, Net of Taxes	—	—	(0.04)
Net Earnings (Loss) from Continuing Operations	1.41	0.16	0.64
Add Back – Non-Operating Pension Expense (Income)	(0.02)	(0.04)	0.03
Add Back – Net Special Items Expense (Income)	0.14	0.05	(0.02)
Income Taxes - Non-Operating Pension and Special Items	(0.98)	—	(0.06)
Adjusted Operating Earnings Per Share*	$0.55	$0.17	$0.59

*    Adjusted operating earnings per share (non-GAAP) is defined as net earnings (loss) per share (GAAP) excluding per share impact of discontinued operations, net special items and non-operating pension expense (income). Diluted earnings (loss) per share is the most directly comparable GAAP measure. Management uses this measure to focus on on-going operations, and believes that such measure is useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings and diluted earnings (loss) per share to adjusted operating earnings per share, and an explanation of why we believe these non-GAAP financial measures provide useful information to investors, are included later in this release.

Select Financial Measures

(In millions)	Second Quarter 2024	First Quarter 2024	Second Quarter 2023
Net Sales	$4,734	$4,619	$4,682
Net Earnings (Loss)	498	56	235
Adjusted Operating Earnings	193	61	204
Cash Provided By (Used For) Operations	365	395	528
Free Cash Flow**	167	144	261

**    Free cash flow is a non-GAAP financial measure, which equals cash provided by operations less cash invested in capital projects. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and an explanation of why we believe this non-GAAP financial measure provides useful information to investors, are included later in this release.

SEGMENT INFORMATION
The following table presents net sales and business segment operating profit (loss), which is the Company's measure of segment profitability. Business segment operating profit (loss) is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting". Second quarter 2024 net sales by business segment and operating profit (loss) by business segment compared with the first quarter of 2024 and the second quarter of 2023 are as follows:
Business Segment Results

(In millions)	Second Quarter 2024	First Quarter 2024	Second Quarter 2023
Net Sales by Business Segment
Industrial Packaging	$3,931	$3,808	$3,884
Global Cellulose Fibers	717	704	698
Corporate and Inter-segment Sales	86	107	100
Net Sales	$4,734	$4,619	$4,682
Business Segment Operating Profit (Loss)
Industrial Packaging	$291	$216	$304
Global Cellulose Fibers	31	(47)	30
Industrial Packaging business segment operating profit (loss) in the second quarter of 2024 was $291 million compared with $216 million in the first quarter of 2024. In North America, business segment operating profit (loss) increased driven by higher sales prices for boxes, including benefits from our commercial strategies. Containerboard sales prices also increased. Sales volumes increased and include the impact of one additional shipping day in the second quarter of 2024. Planned outage costs were lower. Operating costs increased driven by spending to improve reliability partially offset by the non-repeat of the Ixtac, Mexico fire impact. Input costs were lower, as lower energy and other raw material costs were partially offset by higher recovered fiber costs. In EMEA Packaging, business segment operating profit (loss) was lower driven by seasonally lower volumes and higher planned outage costs.
Global Cellulose Fibers business segment operating profit (loss) in the second quarter of 2024 was $31 million compared with $(47) million in the first quarter of 2024. The improvement of business segment operating profit (loss) reflected higher average sales prices for both fluff and paper and tissue grade pulp, lower operating costs and lower planned outage costs. Input costs were stable as lower energy costs were offset by higher chemicals and wood costs.
EFFECTS OF SPECIAL ITEMS
Net special items includes items considered by management to not be reflective of the Company's underlying operations. Net special items in the second quarter of 2024 amount to a net after-tax benefit of $297 million ($0.84 per diluted share) compared with a charge of $14 million ($0.04 per diluted share) in the first quarter of 2024 and a benefit of $27 million ($0.08 per diluted share) in the second quarter of 2023. Net special items in all periods include the following charges (benefits):

	Second Quarter 2024			First Quarter 2024			Second Quarter 2023
(In millions)	Before Tax	After Tax		Before Tax	After Tax		Before Tax	After Tax
Restructuring and other charges, net:
Severance and other costs	$—	$—		$3	$2	(e)	$—	$—
Total restructuring and other charges, net	—	—		3	2		—	—
Environmental remediation adjustment	25	19	(a)	—	—		—	—
DS Smith combination costs	17	17	(b)	5	4	(b)	—	—
Strategic advisory fees	12	9	(b)	—	—		—	—
Legal reserve adjustments	—	—		10	7	(f)	—	—
Closure costs	—	—		5	4	(e)	—	—
Net (gain) loss on miscellaneous land sales	(5)	(4)	(c)	5	4	(c)	—	—
Interest related to settlement of tax audits	—	—		(10)	(7)	(g)	(6)	(4)	(g)
Tax benefit related to internal legal entity restructuring	—	(338)	(d)	—	—		—	—
Tax benefit related to settlement of tax audits	—	—		—	—		—	(23)	(h)
Total special items, net	$49	$(297)		$18	$14		$(6)	$(27)

(a)	Environmental remediation adjustment associated with the remediation work at a waste pit site at a mill acquired but never operated by the Company and last utilized by the predecessor owner of the mill.
(b)	Transaction related costs not reflective of the Company's underlying operations.
(c)	(Gains) losses recognized in connection with miscellaneous land sales that the Company does not believe is reflective of the Company's underlying operations.
(d)	Tax benefit resulting from internal legal entity restructuring completed during the three months ended June 30, 2024.
(e)	Severance and closure costs associated with the Company's previously disclosed permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.
(f)	Legal reserve adjustment associated with a previously discontinued business.
(g)	Interest income on tax overpayments in prior years associated with the settlement of certain tax audits.
(h)	Tax benefit resulting from tax overpayments in prior years associated with the settlement of certain tax audits.
EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (409) 207-6984 or, within the U.S. only, (877) 336-4440, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 1187213. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the conference ID, enter 3237041.

About International Paper
International Paper (NYSE: IP) is a global producer of sustainable packaging, pulp and other fiber-based products, and one of the world's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Europe Latin America and North Africa. Net sales for 2023 were $18.9 billion.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the second quarter 2024. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects and the execution and consummation of corporate transactions or contemplated acquisitions, including our proposed business combination with DS Smith Plc. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs, capital investments and other corporate transactions, including, but not limited to, our proposed business combination with DS Smith Plc and our ability to integrate and implement our plans, forecasts, and other expectations with respect to the combined company; (ii) uncertainty as to whether or when the business combination may be completed, if at all; (iii) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases (GHG) and other environmental, social and governance matters, including our ability to meet such targets and goals; (iv) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (v) the level of our indebtedness, risks associated with our variable rate debt, and changes in interest rates (including the impact of current elevated interest rate levels); (vi) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (vii) risks arising from conducting business internationally, domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts, and the potential geopolitical and economic consequences associated therewith), changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (viii) the amount of our future pension funding obligations, and pension and healthcare costs; (ix) the costs of compliance, or the failure to comply with, existing and new environmental (including with respect to climate change and GHG emissions), tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (x) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xi) our ability to realize expected benefits and cost savings associated with restructuring initiatives; (xii) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xiii) our exposure to claims under our agreements with Sylvamo Corporation; (xiv) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xv) our ability to attract and retain qualified personnel. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information
This release may be deemed to be solicitation material in respect of the proposed business combination with DS Smith Plc (the “Business Combination”), including the issuance of new shares of International Paper common stock (“Common Stock”) in connection with the Business Combination (the “Share Issuance”). In connection with the proposed Share Issuance, International Paper expects to file a proxy statement on Schedule 14A, including any amendments and supplements thereto (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in later summer/early autumn. To the extent International Paper effects the Business Combination as a scheme of arrangement under the laws of the United Kingdom, the Share Issuance would not be expected to require registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that International Paper determines to conduct the Business Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL PAPER, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by International Paper with the SEC at https://www.internationalpaper.com/investors.

Participants in the Solicitation
International Paper and its directors, officers and employees, including Mark S. Sutton, chairman of the Board, Andrew K. Silvernail, also chief executive officer, Jamie A. Beggs, Christopher M. Connor, Ahmet C. Dorduncu, Anders Gustafsson, Jacqueline C. Hinman, Clinton A. Lewis, Jr., Kathryn D. Sullivan, Scott A. Tozier and Anton V. Vincent, all of whom are members of International Paper’s board of directors as well as Timothy S. Nicholls, Senior Vice President and Chief Financial Officer, may be deemed participants in the solicitation of proxies from International Paper’s stockholders in respect of the Business Combination, including the proposed Share Issuance. Information regarding International Paper’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the

Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of International Paper, which was filed with the SEC on February 16, 2024; (ii) the “Item 1 – Election of 9 Directors,” “Compensation Discussion & Analysis (CD&A),” and “Security Ownership of Management” sections in the definitive proxy statement for the 2024 on Schedule 14A annual meeting of stockholders of International Paper, which was filed with the SEC on April 2, 2024; and (iii) our Current Reports on Form 8-K filed with the SEC on March 19, 2024 and May 23, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement relating to the Business Combination when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.internationalpaper.com/investors.

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Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2024		2023		2024		2024		2023
Net Sales	$4,734		$4,682		$4,619		$9,353		$9,702
Costs and Expenses
Cost of products sold	3,360	(a)	3,360		3,424	(a)	6,784	(a)	7,002
Selling and administrative expenses	453	(b)	336		358	(b)	811	(b)	717
Depreciation and amortization	261		244		278	(c)	539	(c)	485
Distribution expenses	379		376		391		770		798
Taxes other than payroll and income taxes	35		40		41		76		76
Restructuring and other charges, net	—		—		3	(d)	3	(d)	—
Net (gains) losses on sales of fixed assets	(5)	(e)	—		5	(e)	—	(e)	—
Interest expense, net	55		59	(h)	46	(f)	101	(f)	121	(h)
Non-operating pension expense (income)	(10)		12		(12)		(22)		27
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	206		255		85		291		476
Income tax provision (benefit)	(293)	(g)	33	(i)	27		(266)	(g)	81	(i)
Equity earnings (loss), net of taxes	(1)		—		(2)		(3)		(1)
Earnings (Loss) From Continuing Operations	498		222		56		554		394
Discontinued operations, net of taxes	—		13	(j)	—		—		13	(j)
Net Earnings (Loss)	$498		$235		$56		$554		$407
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$1.43		$0.64		$0.16		$1.59		$1.13
Discontinued operations, net of taxes	—		0.04		—		—		0.04
Net earnings (loss)	$1.43		$0.68		$0.16		$1.59		$1.17
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$1.41		$0.64		$0.16		$1.57		$1.12
Discontinued operations, net of taxes	—		0.04		—		—		0.04
Net earnings (loss)	$1.41		$0.68		$0.16		$1.57		$1.16
Average Shares of Common Stock Outstanding - Diluted	352.8		346.5		348.5		352.7		349.5

The accompanying notes are an integral part of this Consolidated Statement of Operations.

(a)	Includes a pre-tax charge of $25 million ($19 million after taxes) for the three months and six months ended June 30, 2024 for environmental remediation adjustments and a pre-tax charge of $10 million ($7 million after taxes) for the three months ended March 31, 2024 and the six months ended June 30, 2024 for a litigation reserve.
(b)	Includes pre-tax charges of $17 million (before and after taxes), $5 million ($4 million after taxes) and $22 million ($21 million after taxes) for the three months ended June 30, 2024 and March 31, 2024 and the six months ended June 30, 2024, respectively, for costs associated with our announced agreement of an all-share combination with DS Smith Plc and a pre-tax charge of $12 million ($9 million after taxes) for the three months and six months ended June 30, 2024 for strategic advisory fees.
(c)	Includes a pre-tax charge of $5 million ($4 million after taxes) for the three months ended March 31, 2024 and the six months ended June 30, 2024 for closure costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.

(d)	Includes a pre-tax charge of $3 million ($2 million after taxes) for the three months ended March 31, 2024 and the six months ended June 30, 2024 for costs associated with the permanent closure of our containerboard mill in Orange, Texas and the permanent shutdown of pulp machines at our Riegelwood, North Carolina and Pensacola, Florida mills.
(e)	Includes a pre-tax net gain of $5 million ($4 million after taxes) and a pre-tax net loss of $5 million ($4 million after taxes) for the three months ended June 30, 2024 and March 31, 2024, respectively, related to miscellaneous land sales.
(f)	Includes pre-tax income of $10 million ($7 million after taxes) for the three months ended March 31, 2024 and the six months ended June 30, 2024 for interest income associated with the settlement of tax audits.
(g)	Includes a tax benefit of $338 million for the three months and six months ended June 30, 2024 related to internal legal entity restructuring.

(h)	Includes pre-tax income of $6 million ($4 million after taxes) for the three months and six months ended June 30, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the six months ended June 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(i)	Includes a tax benefit of $23 million for the three months and six months ended June 30, 2023 related to the settlement of tax audits.
(j)	Includes charges of $33 million (before and after taxes) and $76 million (before and after taxes) for the three months and the six months ended June 30, 2023, respectively, for the impairment of our equity method investment in the Ilim joint venture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2024	2023	2024	2024	2023
Net Earnings (Loss)	$498	$235	$56	$554	$407
Less: Discontinued operations, net of taxes (gain) loss	—	(13)	—	—	(13)
Earnings (Loss) from Continuing Operations	498	222	56	554	394
Add back: Non-operating pension expense (income)	(10)	12	(12)	(22)	27
Add back: Net special items expense (income)	49	(6)	18	67	(3)
Income taxes - Non-operating pension and special items	(344)	(24)	(1)	(345)	(29)
Adjusted Operating Earnings	$193	$204	$61	$254	$389

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2024	2023	2024	2024	2023
Diluted Earnings per Common Share as Reported	$1.41	$0.68	$0.16	$1.57	$1.16
Less: Discontinued operations, net of taxes (gain) loss	—	(0.04)	—	—	(0.04)
Continuing Operations	1.41	0.64	0.16	1.57	1.12
Add back: Non-operating pension expense (income)	(0.02)	0.03	(0.04)	(0.06)	0.08
Add back: Net special items expense (income)	0.14	(0.02)	0.05	0.19	(0.01)
Income taxes per share - Non-operating pension and special items	(0.98)	(0.06)	—	(0.98)	(0.08)
Adjusted Operating Earnings per Share	$0.55	$0.59	$0.17	$0.72	$1.11
Notes:
Adjusted Operating Earnings and Adjusted Operating Earnings Per Share are non-GAAP measures defined as net earnings (loss) (a GAAP measure) excluding discontinued operations, net special items and non-operating pension expense (income). Net earnings (loss) and Diluted earnings (loss) per share are the most directly comparable GAAP measures. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and net special items, as described in greater detail above, from the net earnings (loss) reported under U.S. GAAP. Adjusted Operating Earnings Per Share is calculated by dividing Adjusted Operating Earnings by the diluted average shares of common stock outstanding. Management uses these non-GAAP measures to focus on on-going operations, and believes that such non-GAAP measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that using these non-GAAP measures, along with the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results of operations.

Non-operating pension expense (income) represents amortization of prior service cost, amortization of actuarial gains/losses, expected return on assets and interest cost. The Company excludes these amounts from Adjusted Operating Earnings as the Company does not believe these items reflect ongoing operations. These particular pension cost elements are not directly attributable to current employee service. The Company includes service cost in our Non-GAAP measure as it is directly attributable to employee service, and the corresponding employees' compensation elements, in connection with ongoing operations.

Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2024	December 31, 2023
Assets
Current Assets
Cash and Temporary Investments	$1,049	$1,113
Accounts and Notes Receivable, Net	3,197	3,059
Contract Assets	436	433
Inventories	1,728	1,889
Other	147	114
Total Current Assets	6,557	6,608
Plants, Properties and Equipment, Net	9,953	10,150
Investments	163	163
Long-Term Financial Assets of Variable Interest Entities	2,321	2,312
Goodwill	3,040	3,041
Overfunded Pension Plan Assets	171	118
Right of Use Assets	439	448
Deferred Charges and Other Assets	419	421
Total Assets	$23,063	$23,261
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$259	$138
Accounts Payable and Other Current Liabilities	3,855	3,821
Total Current Liabilities	4,114	3,959
Long-Term Debt	5,329	5,455
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,117	2,113
Deferred Income Taxes	1,131	1,552
Underfunded Pension Benefit Obligation	249	280
Postretirement and Postemployment Benefit Obligation	130	140
Long-Term Lease Obligations	299	312
Other Liabilities	1,099	1,095
Equity
Common Stock	449	449
Paid-in Capital	4,688	4,730
Retained Earnings	9,719	9,491
Accumulated Other Comprehensive Loss	(1,580)	(1,565)
	13,276	13,105
Less: Common Stock Held in Treasury, at Cost	4,681	4,750
Total Equity	8,595	8,355
Total Liabilities and Equity	$23,063	$23,261

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net earnings (loss)	$554	$407
Depreciation and amortization	539	485
Deferred income tax expense (benefit), net	(427)	(13)
Restructuring and other charges, net	3	—
Net (gains) losses on sales and impairments of equity method investments	—	76
Equity method dividends received	—	13
Equity (earnings) losses, net of taxes	3	(88)
Periodic pension (income) expense, net	(1)	47
Other, net	77	34
Changes in current assets and liabilities
Accounts and notes receivable	(161)	160
Contract assets	(3)	(9)
Inventories	112	87
Accounts payable and accrued liabilities	90	(280)
Interest payable	4	(23)
Other	(30)	(23)
Cash Provided By (Used For) Operating Activities	760	873
Investment Activities
Invested in capital projects	(449)	(608)
Proceeds from sale of fixed assets	4	3
Other	(1)	2
Cash Provided By (Used For) Investment Activities	(446)	(603)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(22)	(218)
Issuance of debt	—	772
Reduction of debt	(8)	(536)
Change in book overdrafts	(14)	(33)
Dividends paid	(321)	(322)
Other	—	(1)
Cash Provided By (Used for) Financing Activities	(365)	(338)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(13)	10
Change in Cash and Temporary Investments	(64)	(58)
Cash and Temporary Investments
Beginning of the period	1,113	804
End of the period	$1,049	$746

.

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash Provided By (Used For) Operating Activities	$365	$528	$760	$873
Adjustments:
Cash invested in capital projects	(198)	(267)	(449)	(608)
Free Cash Flow	$167	$261	$311	$265

Free cash flow is a non-GAAP measure which equals cash provided by (used for) operating activities less cash invested in capital projects, and the most directly comparable GAAP measure is cash provided by operations. Management utilizes this measure in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.